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                                                                    Exhibit 23.2
                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in the Registration Statements of Renal Treatment Centers, Inc. and subsidiaries on Form S-8 (Nos. 33-85750 and 33-94262) and Form S-3 (Nos. 33-88418, 33-93060, 33-96828, 333-3716, 333-10839,
and 333-10841) of our report dated March 31, 1995, on our audits of the combined financial statements of Healthcare Corporation and Affiliates as of December 31, 1994, and for the two years in the period ended December 31, 1994, which report is included in this Form 8-K.



/s/Deloitte & Touche LLP
----------------------------------------------------
Deloitte & Touche LLP

Nashville, Tennessee
February 4, 1997




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